

<ARTICLE>                     5
<LEGEND>
     THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED
     FROM FORM 10-Q AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO
     SUCH FINANCIAL STATEMENTS.
</LEGEND>
<CIK>                         0001013021
<NAME>                        COINMACH LAUNDRY CORPORATION
<MULTIPLIER>                                   1,000
<CURRENCY>                                     U.S. DOLLARS

<PERIOD-TYPE>                   3-MOS                  9-MOS
<FISCAL-YEAR-END>                     MAR-31-2000                MAR-31-2000
<PERIOD-START>                        OCT-01-1999                APR-01-1999
<PERIOD-END>                          DEC-31-1999                DEC-31-1999
<EXCHANGE-RATE>                       1                          1
<CASH>                                28,022                     0
<SECURITIES>                          0                          0
<RECEIVABLES>                         10,072                     0
<ALLOWANCES>                          0                          0
<INVENTORY>                           19,563                     0
<CURRENT-ASSETS>                      0                          0
<PP&E>                                398,394                    0
<DEPRECIATION>                        (165,303)                  0
<TOTAL-ASSETS>                        890,088 <F1>               0
<CURRENT-LIABILITIES>                 0                          0
<BONDS>                               702,239 <F2>               0
<PREFERRED-MANDATORY>                 0                          0
<PREFERRED>                           0                          0
<COMMON>                              104,936                    0
<OTHER-SE>                            (68,494)                   0
<TOTAL-LIABILITY-AND-EQUITY>          890,088 <F3>               0
<SALES>                               0                          0
<TOTAL-REVENUES>                      130,713                    394,311
<CGS>                                 0                          0
<TOTAL-COSTS>                         87,597                     261,090
<OTHER-EXPENSES>                      33,005                     98,063
<LOSS-PROVISION>                      0                          0
<INTEREST-EXPENSE>                    17,045                     50,634
<INCOME-PRETAX>                       (6,934)                    (15,476)
<INCOME-TAX>                          (1,974) <F5>               (3,249)
<INCOME-CONTINUING>                   (4,960)                    (12,227)
<DISCONTINUED>                        0                          0
<EXTRAORDINARY>                       0                          0
<CHANGES>                             0                          0
<NET-INCOME>                          (4,960)<F6>                (12,227)
<EPS-BASIC>                           (.38)                      (.93)
<EPS-DILUTED>                         (.38)                      (.93)


<F1>
 1. Total Assets:  Includes Advance Location Payments of $78,577,
    Contract Rights of $392,971, and Goodwill of $103,323, each net of accumulated amortization at December 31, 1999.
<F2>
 2. Bonds: Includes $296,655 of 11-3/4% senior notes, as well as debt outstanding under a credit facility of $392,135, at December 31, 1999.
<F3>
 3. Total Liabilities: Includes Accrued Commissions of $29,026 and Accrued Interest of $8,120, at December 31, 1999.
<F4>
 4. Other Expenses: Other Expenses include stock based compensation charges of $186 and $532 for the quarter and nine months ended
    December 31, 1999.
<F5>
5. Income Tax: The provision (benefit) for income taxes consists of $733 and $2,744 currently payable and ($2,707) and ($5,993) deferred, for the quarter and nine months ended December 31, 1999.
<F6>
 6. Net Income: In addition, EBITDA of $126,986 (earnings before interest, income taxes, depreciation and amortization), before the deduction for the stock-based compensation charge was generated for the nine months ended December 31, 1999. EBITDA is a meaningful measure of a company's ability to service debt.
